TELESIS MERGERS & ACQUISITIONS, INC.
                                  [LETTERHEAD]




                                                       July 23, 1997


Extended Family Care Corporation
One Old Country Road, Suite #335
Carle Place, New York 11514

Star Multi Care Services, Inc.
33 Walt Whitman Road, Suite #302
Huntington, New York 11746


           We hereby consent to the inclusion of the fairness opinion in relation to the EFCC/Star Merger and the TPC/EFCC Merger in the Registration Statement on Form S-4 being filed by Star and EFCC, respectively.



                                            Telesis Mergers & Acquisitions, Inc.

                                            /s/ Fred Roa
                                            ------------------------------------
                                            Fred Roa
                                            President, CEO



          795 Franklin Avenue, Franklin Lakes, NJ 07417 (201) 848-9544
                               FAX (201) 848-8335